Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Product Group and Market Segment
For the Quarters Ended December 31,2008 and 2007,
the Quarter Ended September 30, 2008 and
and Years Ended December 31, 2008 and 2007

	Unaudited
	Commercial		Space &
(In millions)	Aerospace	Industrial	Defense	Total

Fourth Quarter 2008
Composite Materials	$107.1	$68.7	$60.5	$236.3
Engineered Products	36.1	0.5	16.6	53.2
Total	$143.2	$69.2	$77.1	$289.5
	49%	24%	27%	100%

Third Quarter 2008
Composite Materials	$131.9	$78.2	$58.5	$268.6
Engineered Products	44.6	1.1	17.1	62.8
Total	$176.5	$79.3	$75.6	$331.4
	53%	24%	23%	100%

Fourth Quarter 2007
Composite Materials	$130.4	$75.4	$50.0	$255.8
Engineered Products	39.9	0.3	21.6	61.8
Total	$170.3	$75.7	$71.6	$317.6
	54%	24%	22%	100%

Year Ended December 31, 2008
Composite Materials	$530.7	$308.7	$235.9	$1,075.3
Engineered Products	179.6	4.0	66.0	249.6
Total	$710.3	$312.7	$301.9	$1,324.9
	54%	24%	22%	100%

Year Ended December 31, 2007
Composite Materials	$455.2	$292.4	$194.3	$941.9
Engineered Products	166.6	1.2	61.4	229.2
Total	$621.8	$293.6	$255.7	$1,171.1
	53%	25%	22%	100%